Exhibit 99.1

Monotype Announces Third Quarter 2013 Results

Company Reports Record Creative Professional Results; Announces $50 Million Share Repurchase Program

WOBURN, Mass.--(BUSINESS WIRE)--October 31, 2013--Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leading provider of typefaces, technology and expertise for creative applications and consumer devices, today announced financial results for the third quarter ended Sept. 30, 2013.

Third quarter 2013 highlights

  Revenue was $40.5 million, a seven percent increase year over year.
  Creative Professional revenue was a record $16.4 million, a 20 percent increase year over year.
  Operating income was $11.7 million, or 29 percent of revenue.
  Non-GAAP net adjusted EBITDA was $16.9 million, or 42 percent of revenue.

“The long-term growth strategy we articulated three years ago is driving top-line results, as more Creative Professional customers turn to Monotype for type-centric solutions that ensure brand integrity and creative expression,” said Doug Shaw, president and chief executive officer. “We believe we are well positioned as a strategic solutions provider to help customers achieve their goals. Moving ahead, we expect to end the year with a strong fourth-quarter performance across all our businesses.”

“During the third quarter, we continued to deliver solid financial results and cash flow, all while investing for the future,” said Scott Landers, senior vice president and chief financial officer. “Our confidence in Monotype’s long-term growth potential has been reaffirmed with the announcement of a share repurchase program, which demonstrates our ongoing commitment to deliver value to shareholders.”

Third quarter 2013 operating results

Revenue for the quarter was $40.5 million, up seven percent compared to $38.0 million for the third quarter of 2012. Creative Professional revenue was $16.4 million, a gain of 20 percent from the third quarter of 2012. OEM revenue was $24.0 million, compared to $24.3 million in the prior year period.

Net income was $7.1 million, compared to $8.0 million in the third quarter of 2012. Earnings per diluted share were $0.18, compared to $0.21 in the prior year period.

Non-GAAP net income, which excludes the amortization of intangible assets and stock-based compensation expense, net of taxes, was $10.1 million, compared to $10.8 million in the third quarter of 2012. Non-GAAP earnings per diluted share were $0.25, compared to $0.29 in the prior year period.

Non-GAAP net adjusted EBITDA was $16.9 million, or 42 percent of revenue, compared to $17.0 million or 45 percent of revenue in the third quarter of 2012.

A reconciliation of GAAP measures to non-GAAP measures for the three and nine months ended Sept. 30, 2013 and 2012 is provided in the financial tables that accompany this release.

Cash and cash flow

Monotype had cash and cash equivalents of $64.3 million as of Sept. 30, 2013, compared to $39.3 million as of Dec. 31, 2012, and $51.7 million as of June 30, 2013. The company generated $11.4 million of cash from operations in the third quarter of 2013.

Share repurchase program

Monotype today announced that its board of directors has authorized a share repurchase program of up to $50 million of the company’s outstanding shares of common stock over the next two years. Purchases under the program, intended to offset shareholder dilution, are expected to be made periodically on the open market as business and market conditions warrant. The share repurchase program does not obligate Monotype to acquire any particular amount of common stock, and the program may be suspended or discontinued at any time.

Quarterly dividend

Monotype’s most recent dividend payment of $0.06 per share was paid on Oct. 21, 2013, to shareholders of record on Oct. 1, 2013. The next dividend payment of $0.06 per share will be paid on Jan. 22, 2014, to shareholders of record as of Jan. 2, 2014.

Financial outlook

For the fourth quarter of 2013, Monotype expects revenue in the range of $42.2 million to $43.7 million. The company anticipates fourth quarter 2013 non-GAAP net adjusted EBITDA in the range of $17.5 million to $19.0 million, GAAP earnings per diluted share in the range of $0.18 to $0.20 and non-GAAP earnings per diluted share in the range of $0.26 to $0.28.

For the full-year 2013, Monotype expects revenue in the range of $165.8 to $167.3 million. The company anticipates full year 2013 non-GAAP net adjusted EBITDA in the range of $70.2 million to $71.7 million, GAAP earnings per diluted share in the range of $0.78 to $0.80 and non-GAAP earnings per diluted share in the range of $1.08 to $1.10.

Conference call details

Monotype will host a conference call on Thursday, Oct. 31, 2013, at 8:30 a.m. EDT to discuss the company’s third quarter 2013 results and business outlook for 2013. Individuals who are interested in listening to the audio webcast should log on to the Investors portion of the About Us section of Monotype’s website at www.monotype.com. The live call can also be accessed by dialing 877-941-8609 (domestic) or 480-629-9771 (international) using passcode 4644186. If individuals are unable to listen to the live call, the audio webcast will be archived in the Investors portion of the company’s website for one year.

Non-GAAP financial measures

This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-looking statements

This press release may contain forward-looking statements including those related to future revenues and operating results, the growth of the company’s Creative Professional business and OEM business, the execution of the company’s growth strategy and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate, including decreased demand for fonts or products that incorporate the company’s text imaging solutions; risks associated with the interruption of certain manufacturing chains as a result of natural disasters or political tensions; risks associated with changes in the financial markets, including the availability of credit; risks associated with increased competition, which may result in the company losing customers or force it to reduce prices; risks associated with the development and market acceptance of new products, product features or services; risks associated with the company’s ability to adapt its products or services to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; and risks associated with the ownership and enforcement of the company’s intellectual property. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2013 and subsequent filings. The forward-looking financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2012. While Monotype may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype

Monotype is a leading global provider of typefaces, technology and expertise that enable the best user experience and ensure brand integrity. Based in Woburn, Mass., Monotype provides customers worldwide with typeface solutions for a broad range of creative applications and consumer devices. The company’s libraries and e-commerce sites are home to many of the most widely used typefaces – including the Helvetica®, Frutiger® and Univers® families – as well as the next generation of type designs. Further information is available at www.monotype.com.

Monotype, Helvetica and Frutiger are trademarks of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Univers is a trademark of Monotype GmbH registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. All other trademarks are the property of their respective owners. ©2013 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands)

	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$64,335	$39,340
Accounts receivable, net of allowance for doubtful accounts	7,781	6,996
Income tax refunds receivable	3,784	2,209
Deferred income taxes	2,216	2,218
Prepaid expense and other current assets	2,782	2,454

Total current assets	80,898	53,217
Property and equipment, net	2,779	2,587
Goodwill	175,593	174,294
Intangible assets, net	79,094	86,736
Other assets	2,899	3,232

Total assets	$341,263	$320,066

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,075	$1,038
Accrued expenses and other current liabilities	17,520	17,319
Accrued income taxes	—	2,191
Deferred revenue	7,649	8,725
Current portion of long-term debt	—	10,000

Total current liabilities	26,244	39,273
Long-term debt, less current portion	—	12,321
Other long-term liabilities	617	613
Deferred income taxes	31,727	26,832
Reserve for income taxes, net of current portion	1,131	963
Accrued pension benefits	5,281	4,958
Stockholders’ equity:
Common stock	39	37
Additional paid-in capital	203,176	178,681
Treasury stock, at cost	(86)	(86)
Retained earnings	73,004	56,980
Accumulated other comprehensive income (loss)	130	(506)

Total stockholders’ equity	276,263	235,106

Total liabilities and stockholders’ equity	$341,263	$320,066

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue	$40,468	$37,982	$123,592	$110,827
Costs and expenses:
Cost of revenue	5,935	5,426	17,960	15,164
Cost of revenue—amortization of acquired technology	1,141	1,085	3,418	2,965

Total cost of revenue	7,076	6,511	21,378	18,129

Gross profit	33,392	31,471	102,214	92,698
Operating expenses:
Marketing and selling	10,632	8,614	30,943	26,605
Research and development	4,655	4,617	14,518	13,549
General and administrative	4,926	4,386	14,611	14,011
Amortization of other intangible assets	1,490	1,405	4,467	4,057

Total operating expenses	21,703	19,022	64,539	58,222
Income from operations	11,689	12,449	37,675	34,476
Other (income) expense:
Interest expense	271	457	1,002	1,461
Interest income	(5)	(6)	(10)	(22)
Loss on foreign exchange	98	24	938	301
Loss (gain) on derivatives	216	65	216	(14)
Other expense (income), net	8	33	(29)	19

Total other expense	588	573	2,117	1,745
Income before provision for income taxes	11,101	11,876	35,558	32,731
Provision for income taxes	4,037	3,886	12,567	11,606

Net income	$7,064	$7,990	$22,991	$21,125

Net income available to common shareholders—basic & diluted	$6,950	$7,857	$22,608	$20,779

Net income per common share:
Basic	$0.18	$0.22	$0.60	$0.57
Diluted	$0.18	$0.21	$0.58	$0.55
Weighted average number of shares:
Basic	38,276,890	36,323,556	37,717,883	36,217,950
Diluted	39,657,474	37,620,269	39,205,915	37,600,448
Dividends declared per common share	$0.06	$0.04	$0.18	$0.04

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Income from operations	$11,689	$12,449	$37,675	$34,476
Depreciation and amortization	3,017	2,838	9,036	7,985
Share based compensation	2,159	1,666	5,994	5,300

Net adjusted EBITDA	$16,865	$16,953	$52,705	$47,761

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
GAAP net income	$7,064	$7,990	$22,991	$21,125
Amortization, net of tax	1,673	1,676	5,102	4,529
Share based compensation, net of tax	1,373	1,121	3,878	3,419

Non-GAAP net income	$10,110	$10,787	$31,971	$29,073

RECONCILIATION OF GAAP EARNINGS PER DILUTED SHARE TO NON-GAAP EARNINGS PER DILUTED SHARE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
GAAP earnings per diluted share	$0.18	$0.21	$0.58	$0.55
Amortization, net of tax	0.04	0.05	0.13	0.13
Share-based compensation, net of tax	0.03	0.03	0.11	0.09

Non-GAAP earnings per diluted share	$0.25	$0.29	$0.82	$0.77

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

OTHER INFORMATION
Share based compensation is comprised of the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Marketing and selling	$1,003	$745	$2,753	$2,346
Research and development	501	390	1,405	1,215
General and administrative	655	531	1,836	1,739

Total share based compensation	$2,159	$1,666	$5,994	$5,300

MARKET INFORMATION
The following table presents revenue for our two major markets:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Creative Professional	$16,449	$13,702	$46,435	$36,954
OEM	24,019	24,280	77,157	73,873

Total	$40,468	$37,982	$123,592	$110,827

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands, except share and per share data)

RECONCILIATION OF FORECAST GAAP EARNINGS PER DILUTED SHARE TO FORECAST NON-GAAP EARNINGS PER DILUTED SHARE

	Low End of Guidance	High End of Guidance
	Q4 2013	Q4 2013
GAAP net income	$7,400	$8,200
Amortization, net of tax	1,700	1,700
Share-based compensation, net of tax	1,400	1,400

Non-GAAP net income	$10,500	$11,300

GAAP earnings per diluted share	$0.18	$0.20
Amortization, net of tax	0.04	0.04
Share-based compensation, net of tax	0.04	0.04

Non-GAAP earnings per diluted share	$0.26	$0.28

Weighted average diluted shares used to compute non-GAAP earnings per share	40,100,000	40,100,000

Assumes 37% effective tax rate.

	Low End of Guidance	High End of Guidance
	2013	2013
GAAP net income	$30,600	$31,400
Amortization, net of tax	6,700	6,700
Share-based compensation, net of tax	5,200	5,200

Non-GAAP net income	42,500	43,300

GAAP earnings per diluted share	$0.78	$0.80
Amortization, net of tax	0.17	0.17
Share-based compensation, net of tax	0.13	0.13

Non-GAAP earnings per diluted share	$1.08	$1.10

Weighted average diluted shares used to compute non-GAAP earnings per share	39,400,000	39,400,000
Assumes 36% effective tax rate.

MONOTYPE IMAGING HOLDINGS INC.
RECONCILIATION OF FORECAST GAAP OPERATING INCOME
TO FORECAST NON-GAAP NET ADJUSTED EBITDA
(Unaudited and in thousands)

	Low End of Guidance	High End of Guidance
	Q4 2013	Q4 2013
GAAP operating income	$12,300	$13,800
Depreciation and amortization	3,000	3,000
Share-based compensation	2,200	2,200

Non-GAAP net adjusted EBITDA	$17,500	$19,000

	Low End of Guidance	High End of Guidance
	2013	2013
GAAP operating income	$49,800	$51,300
Depreciation and amortization	12,100	12,100
Share-based compensation	8,300	8,300

Non-GAAP net adjusted EBITDA	$70,200	$71,700

CONTACT:
Investor Relations:
ICR
Staci Mortenson, 781-970-6120
ir@monotype.com